1 MILLERKNOLL, INC. 2023 LONG-TERM INCENTIVE PLAN NONEMPLOYEE DIRECTOR GLOBAL STOCK OPTION AGREEMENT Participant: [INSERT NAME] Award Date: [INSERT AWARD DATE] Number of Stock Options: [INSERT TOTAL OPTIONS] Option Price: [INSERT PURCHASE PRICE] Expiration Date: [INSERT EXPIRATION DATE] This certifies that MillerKnoll, Inc. (the “Company”) has on the date set forth above (the “Award Date”) granted to the individual named above (the “Participant”) a non-qualified stock option (the “Award”) under the MillerKnoll, Inc. 2023 Long-Term Incentive Plan (the “Plan”) as summarized above and as detailed in the Compensation Equity Award Notice (the “Award Notice”) reflected in the web portal maintained by E*TRADE Financial Corporate Services, Inc. (the “Stock Plan Service Provider”). The Award is subject to the terms and conditions set forth in this Nonemployee Director Global Stock Option Agreement (the “Award Agreement”). A copy of the Plan and the U.S. prospectus for the Plan Prospectus has been delivered or otherwise made available to the Participant. The Plan is incorporated into this Award Agreement by reference, and in the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will govern; provided, however, that definitions under this Award Agreement shall govern. Any capitalized terms not defined herein will have the meaning set forth in the Plan. 1. Option. Pursuant to the Plan and this Award Agreement, the Participant has the option to purchase the number of shares of Common Stock (the “Option Shares”) on the terms and conditions herein set forth (the “Option”). This Option shall not be designated as an incentive stock option for purposes of qualifying as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. 2. Option Price. The Option Price of the Option Shares covered by this Award Agreement shall be the per share price shown above (the “Option Price”). 3. Term of Option. This Option shall expire on the date set forth above subject to earlier termination as provided in subsequent sections of this Award Agreement (the “Expiration Date”). 4. Exercise of Option. (a) Except as provided in Section 7 and 8, this Option may be exercised at any time during the term of this Award Agreement, by written notice to the Company (or by following such other exercise procedures as may be established by the Company from time to time). The notice shall state the number of Option Shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option,

2 and shall be accompanied by payment of the full purchase price of the shares. This Award Agreement shall be submitted to the Company with the notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation if all shares then subject to this Option are being purchased. In the event this Option shall be exercised pursuant to Section 7(d) hereof by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. Payment of the purchase price shall be made by: (a) cash, check, bank draft, or money order, payable to the order of the Company; (b) the delivery by the Participant of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, with a Fair Market Value on the date of exercise equal to the aggregate Option Price of the Option Shares to be purchased; or (c) reduction in the number of Option Shares issuable upon exercise (based on the Fair Market Value of the Option Shares on the last trading date preceding payment as determined by the Committee); (d) payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure acceptable to the Company; or (e) a combination of (a), (b), (c) and (d). Upon exercise of all or a portion of this Option, the Company shall deposit the applicable number of Option Shares into the Participant’s brokerage account with the Stock Plan Service Provider. (b) Automatic Exercise Upon Expiration. Notwithstanding any other provision of this Award Agreement (other than this Section 4(b)), on the last trading day on which all or a portion of the outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Common Stock exceeds the per share Option Price of the Option by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Participant will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it is then vested and has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section 4(b); provided that, if such automatic exercise would result in the issuance of less than one whole share of Common Stock to the Participant following the reduction for the Option Price and withholding described in the following sentence, then the Option shall not be automatically exercised pursuant to this Section 4(b). In the event of an automatic exercise pursuant to this Section 4(b), the Company will reduce the number of Option Shares issued to the Participant upon such automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Participant’s Option Price obligation for the Auto-Exercise Eligible Option, and (2) the applicable federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise in accordance with the procedures of Section 15.3 of the Plan (unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Common Stock as determined in accordance with the Plan. The Participant may notify the Plan record-keeper in writing in advance that the Participant does not wish for the Auto-Exercise Eligible Option to be exercised and, if such advance notification is provided, the automatic exercise shall not apply. In its discretion, the Company may determine to cease automatically exercising some or all stock options, including the Option, at any time. The Participant understands, acknowledges, agrees and hereby stipulates that the automatic exercise procedure pursuant to this Section 4(b) is provided

3 solely as a convenience to the Participant as protection against the Participant’s inadvertent failure to exercise all or any portion of an in-the-money Option that is vested and exercisable before such Option expires under this Award Agreement. Because any exercise of all or any portion of the Option is solely the Participant’s responsibility, the Participant hereby waives and releases and agrees to indemnify and hold the Company harmless from and against any and all claims of any kind whatsoever against the Company and/or any other party (including without limitation, the Committee and the Company’s employees and agents) arising out of or relating to the automatic exercise procedure pursuant to this Section 4(b) (or any failure thereof), including without limitation any resulting individual income tax, penalty and/or interest liability and/or any other liability if the automatic exercise of the Option does occur, or does not occur for any reason or no reason whatsoever and/or the Option actually expires. 5. Tax Withholding. (a) Regardless of any action the Company takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax Related-Items”), the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the Option is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax Related- Items in more than one jurisdiction. (b) Prior to the delivery of any Option Shares upon exercise of the Option, if the Participant’s country of residence requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable. The cash equivalent of the Option Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may permit the Participant to tender payment of the Tax-Related Items to the Company (i) in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) in the form of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, (iii) causing the broker to sell from the number of Option Shares to be issued to the Participant having an aggregate Fair Market Value necessary to satisfy the amount of Tax-Related Items due, or (iv) by having the Company withhold the Tax-Related Items required to be withheld with respect to the Option Shares in cash from the Participant’s

4 regular salary/wages, or from any other amounts payable to the Participant. In the event the withholding requirements for Tax-Related Items are not satisfied through any of the foregoing methods, no Option Shares will be issued to the Participant (or the Participant’s estate) upon exercise of the Option unless and until satisfactory arrangements have been made by the Participant with respect to the payment of any Tax-Related Items which the Company determines, in its sole discretion, must be withheld or collected with respect to such Option. (c) Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Participant may receive a refund of any over- withheld amount in cash from the applicable taxing authority and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in Option Shares, for tax purposes, the Participant shall be deemed to have been issued the full member of Option Shares issued upon exercise of the Options notwithstanding that a member of the Option Shares are held back solely for the purpose of paying the Tax Related-Items. (d) By accepting the Option, the Participant expressly consents to the foregoing methods of tax withholding for Tax-Related Items associated with the Option. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof are the Participant’s sole responsibility. 6. Restriction on Transfer. This Option shall not be sold, assigned, transferred, pledged hypothecated or otherwise disposed of by the Participant otherwise than by will or the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company. 7. Termination of Service. (a) Termination of Service Before Five Years of Continuous Service for Reasons Other Than Disability or Death. In the event the Participant ceases to be a Nonemployee Director for any reason other than Disability or death before five (5) or more years of continuous service on the Board, this Option shall, to the extent this Option shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following the date of the Termination of Service, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. (b) Termination of Service After Five Years of Continuous Service. If the Participant ceases to be a Nonemployee Director after five (5) or more years of continuous service on the Board, this Option shall be exercisable, in whole or in part, at any time within the period of five (5) years following the date of the Termination of Service, subject, however, to prior expiration of the term of this Option and any of the limitations upon its exercise in effect at the date of exercise. If the Participant dies after such Termination of Service, this Option shall be exercisable in accordance with Section 7(d) hereof.

5 (c) Termination of Service for Disability. If the Participant ceases to be a Nonemployee Director by reason of Disability, this Option shall, to the extent this Option not been fully exercised, be exercisable, in whole or in part, at any time within the period of five (5) years following such Termination of Service, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. If the Participant dies after such Disability, this Option shall be exercisable in accordance with Section 7(d) hereof. (d) Termination of Service Because of Death. In the event of the Participant’s death, this Option shall, to the extent this Option shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant’s estate, by any person or persons who shall have acquired this Option directly from the Participant by bequest or inheritance at any time during the following periods: (i) if the Participant dies while a Nonemployee Director, at any time within five (5) years after the date of death, or (ii) if the Participant dies during the extended exercise period following Termination of Service specified in Section 7(b) of (c) above, at any time within the longer time of such extended period or one year after the date of death, subject, however, in each case, to the prior expiration of the term of this Option and any other limitations on the exercise of such Option in effect at the date of exercise. (e) Termination of Option. If this Option is not exercised within whichever of the exercise periods specified in Sections 7(a), (b), (c) or (d) is applicable, this Option shall terminate upon expiration of such exercise period. 8. Change in Control. Notwithstanding the foregoing, if upon the occurrence of a Change in Control this Award is not assumed or continued, then this Award shall be treated in accordance with Section 14.3(a) of the Plan. 9. Rights as a Shareholder. The Participant shall not have any rights as a shareholder with respect to any shares covered hereby until the Participant shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which the Participant shall have become the holder of record thereof, except as provided in Section 10 hereof. 10. Adjustments to Option Shares for Certain Corporate Transactions. (a) The Committee will make an appropriate and proportionate adjustment to the number of Option Shares granted under this Award Agreement if (i) the outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of the Company, reclassification, stock dividend, stock split, reverse stock split with respect to such shares of Common Stock or other securities, or (ii) additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or

6 other securities. (b) The Committee may make an appropriate and proportionate adjustment in the number of Option Shares granted under this Award Agreement if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within Section 10(a) above. 11. Miscellaneous. An original record of this Award Agreement and of the Participant’s acceptance and acknowledgement will be held on file by the Company. This Award Agreement and the Participant’s acknowledgement may be made in either paper or electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this Award Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company will control. 12. Section 409A Compliance. To the extent applicable, it is intended that this Award Agreement be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”). This Award Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Award Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). If any payments under this Award Agreement constitute nonqualified deferred compensation subject to the requirements of Section 409A and are payable upon a termination of the Participant’s employment, then (a) all such payments shall be made only upon a “separation from service” within the meaning of Section 409A, (b) for purposes of determining the timing of such payments, the Participant’s termination shall not be considered to occur until the Participant has incurred such a separation from service and (c) to the extent required for compliance with Section 409A if the Participant is a “specified employee” within the meaning of Section 409A, payments will be delayed by six months. 13. Section 280G. Notwithstanding anything contained in this Award Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Award Agreement, together with any payments or benefits under any other agreement or arrangement between the Company or any of its affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced (to the extent any reduction is necessary) to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide the Participant with an after-tax amount greater than if there was no reduction. Any reduction shall be done in a manner that maximizes the amount to be retained by the Participant, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (a) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (b) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (c) payments that are payable in cash

7 that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (d) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (e) all other non-cash benefits will be next reduced pro-rata. 14. Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to this Option to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 15. Data Privacy. The Company is located at 855 East Main Avenue, Zeeland, MI 49464, United States of America and grants Options in its sole discretion. In conjunction with the Company’s grant of Options under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Option, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. The Participant should consult the Company’s Global Associate Privacy Notice for additional information on its current privacy practices, a copy of which can be provided by contacting the Company’s privacy team at privacy@millerknoll.com. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, e-mail address, and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), compensation, citizenship, title, any Option Shares held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant (“Personal Information”). In granting the Option under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Option Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Service Provider. The Company transfers the Participant’s Personal Information to the Stock Plan Service Provider, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade Option Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan.

8 (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent. (d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing Award; instead, the Participant merely may forfeit the future opportunities associated with the Plan. (e) Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights, the Participant should contact the Company’s privacy team at privacy@millerknoll.com. Further, the Participant may exercise the Participant’s rights via the Company’s Privacy Rights Portal (https://www.millerknoll.com/legal/privacy/privacy-rights). 16. Severability. In the event that any provision of this Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement. 17. Governing Law and Venue. The laws of the State of Michigan (other than its choice of law provisions) shall govern this Award Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to this Option, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Michigan, and agree that such litigation shall be conducted in the courts of Kent County, or the United States Federal court for the Western District of Michigan, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Award Agreement or any Option must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant. 18. Nature of Option. In accepting the Option, the Participant expressly acknowledges and agrees that:

9 (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Option does not create any contractual or other right to receive future grants of options, benefits in lieu of options or other equity awards, even if options have been granted repeatedly in the past; (c) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; (f) if the Option Shares do not increase in value, the Option will have no value; (g) if the Participant exercises the Option and obtains Option Shares, the value of the Option Shares obtained upon exercise may increase or decrease in value, even below the Option Price; (h) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Option Shares purchased through the exercise of the Option, resulting from Termination of Service (for any reason whatsoever), and in consideration of the grant of the Options, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Award Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and (i) neither the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Option Shares acquired upon exercise. 19. Language. The Participant acknowledges that the Participant is proficient in the English language and understands the terms of this Award Agreement. If the Participant has received the Plan, this Award Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. 20. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any

10 other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant. 21. Insider Trading/Market Abuse Laws. By accepting the Options, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Option Shares, rights to Option Shares (e.g., Options) or rights linked to the value of Option Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, which may include fellow employees and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter. 22. Legal and Tax Compliance; Cooperation. If the Participant resides outside of the United States, the Participant agrees, as a condition of the grant of the Options, to repatriate all payments attributable to the Option Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Option Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence. 23. Private Offering. The grant of the Options is not intended to be a public offering of securities in the Participant’s country of residence. The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Options (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should purchase Option Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Options. Investment in Option Shares involves a degree of risk. Before deciding to purchase Option Shares pursuant to the Options, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Option Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the Options and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.

11 24. Foreign Asset/Account Reporting and Exchange Controls. The Participant’s country of residence may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold Option Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Option Shares or sale proceeds resulting from the sale of Option Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and that the Participant should speak to the Participant’s personal advisor on this matter. 25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Option Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 26. Notices. The Company may, directly or through its third party Stock Plan Service Provider, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (a) the Company has no obligation (whether pursuant to this Award Agreement or otherwise) to provide any such notices; (b) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (c) the Company, its Subsidiaries and the third party Stock Plan Service Provider have no liability for, and the Participant has no right whatsoever (whether pursuant to this Award Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party Stock Plan Service Provider based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address. 27. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Award Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Option. 28. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website

12 maintained by the Company’s third party Stock Plan Service Provider; (b) represents that the Participant has read and understands the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to accepting this Award Agreement and fully understands all provisions of this Award Agreement and the Plan; (c) accepts the Option subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

13 IN WITNESS WHEREOF, the parties have executed this Award Agreement effective as of the Award Date. MillerKnoll, Inc. By: Jeffrey M. Stutz Chief Financial Officer ELECTRONIC ACKNOWLEDGEMENT, ACCEPTANCE AND AGREEMENT By electronically accepting this Award Agreement via the Stock Plan Service Provider’s web portal, the Participant hereby acknowledges and accepts the grant of the Option described in this Award Agreement, and expressly acknowledges and agrees to be bound by the terms and conditions of the Plan, the Award Notice, this Award Agreement. Further, the Participant hereby expressly acknowledges and agrees that all decisions and determinations of the Committee with respect to the Option and the Option Shares shall be final, conclusive and binding upon the Participant.